Exhibit 99.1

Ultratech Announces Third Quarter 2015 Results

Implements Global Reduction in Workforce of 10%

Receives Multi-system Order for Superfast 4G Inspection for 3D NAND Memory Customer

SAN JOSE, Calif.--(BUSINESS WIRE)--October 22, 2015--Ultratech, Inc. (Nasdaq:UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended October 3, 2015.

For the third quarter of fiscal 2015, Ultratech reported net sales of $33.1 million as compared to $33.8 million during the third quarter of fiscal 2014.

On a GAAP basis, Ultratech's net loss for the third quarter of 2015 was $6.1 million, or $(0.22) per share, as compared to net loss of $6.6 million, or $(0.23) per share, for the same quarter last year.

On a non-GAAP basis, Ultratech's net loss for the third quarter of 2015 was $1.3 million, or $(0.05) per share, as compared to net loss of $2.1 million, or $(0.07) per share, for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Ultratech’s third quarter results were driven by demand for our advanced packaging tools. However, the uncertainty surrounding the global economic environment and resulting capacity issues in the semiconductor industry have affected our business as a whole, and as a result, we made the difficult decision to reduce our workforce as part of our efforts to meet this challenging environment. By aligning the company’s resources to match our market and business objectives, Ultratech will be better positioned to meet the existing and future needs of the various industries we serve.

“As we continue to invest in our product portfolio, we believe the advanced technology found in our industry-leading systems differentiates us from our competitors. As the economic environment improves, Ultratech remains well positioned to serve its global customers,” continued Zafiropoulo.

At October 3, 2015, Ultratech had $259.4 million in cash, cash equivalents and short-term investments. Working capital was $320.3 million and stockholders' equity was $13.16 per share based on 26,431,971 total shares outstanding as of October 3, 2015.

News Highlights

  Ultratech has implemented cost-cutting measures resulting in a reduction of approximately 10 percent of its global workforce.
  Ultratech received an order for multiple Superfast 4G inspection systems from a leading memory manufacturer. These in-line inspection systems will be used for high-volume production of advanced 3D NAND flash memory chips. Ultratech will begin shipping these systems in November 2015.
  As previously announced on October 14, 2015, Ultratech received a large multiple-system order from a leading semiconductor manufacturer for its advanced packaging AP300 lithography systems for use in high-volume, fan-out wafer-level packaging (WLP) applications used to manufacture leading-edge chips. Ultratech will begin shipping the systems in the fourth quarter of 2015 to the customer’s facility in Taiwan.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time today. To listen to the call, dial 877-876-9177 (toll free) or 785-424-1666 (international) 10 minutes prior to the start time. The passcode is 688181. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 888-203-1112 and entering access code 688181.

Non-GAAP Financial Measures

Ultratech prepares its financial statements in accordance with generally accepted accounting principles (GAAP) for the United States and supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the company. Ultratech’s presentation of non-GAAP net loss is defined as GAAP net loss excluding the impact of share-based compensation, restructuring, and amortization of purchased intangible assets. Management believes the presentation of these non-GAAP measure provides useful information to both management and investors by enhancing the overall understanding of Ultratech’s core operating performance and enabling the comparison of Ultratech’s results of operations to its historical results operations as well as to the results of operations of its competitors. Ultratech believes excluding share-based compensation enhances the ability of management and investors to evaluate its performance without reference to this expense and to provide an alternate measure for comparing Ultratech’s performance historically and to its competitors. Further, management believes presenting a non-GAAP financial measure that excludes restructuring and amortization of purchased intangible assets provides management and investors an alternate measure to evaluate Ultratech’s performance without reference to charges that it does not believe are reflective of its core operating performance or ongoing operations. A description of the non-GAAP calculations and a reconciliation to comparable GAAP financial measures are provided in the accompanying table entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss).” Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “may,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors' products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; acquisitions, cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2014. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market, and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	Oct 3,	Sep 27,	Oct 3,	Sep 27,
(In thousands, except per share amounts)	2015	2014	2015	2014
Total net sales*	$33,115	$33,841	$120,922	$102,287
Cost of sales:
Cost of products sold	15,890	16,967	57,041	49,798
Cost of services	3,164	3,231	9,317	9,344
Total cost of sales	19,054	20,198	66,358	59,142
Gross profit	14,061	13,643	54,564	43,145
Operating expenses:
Research, development and engineering	8,534	8,139	24,951	24,528
Selling, general, and administrative	11,095	11,828	35,153	36,212
Restructuring	769	-	769	-
Operating loss	(6,337)	(6,324)	(6,309)	(17,595)
Interest expense	(19)	(8)	(70)	(10)
Interest and other (expense) income, net	280	(116)	467	306

Loss before income taxes	(6,076)	(6,448)	(5,912)	(17,299)
Provision for income taxes	23	174	335	184

Net loss	$(6,099)	$(6,622)	$(6,247)	$(17,483)
Earnings per share - basic:
Net loss	$(0.22)	$(0.23)	$(0.23)	$(0.62)
Number of shares used in per share calculations - basic	27,248	28,534	27,661	28,392
Earnings per share - diluted:
Net loss	$(0.22)	$(0.23)	$(0.23)	$(0.62)
Number of shares used in per share calculations - diluted	27,248	28,534	27,661	28,392

* Systems sales	$26,317	$24,808	$95,586	$75,083
Parts sales	3,709	5,497	14,620	16,191
Service sales	3,089	3,338	10,416	10,715
License sales	-	198	300	298
Total sales	$33,115	$33,841	$120,922	$102,287

ULTRATECH, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	Oct 3,	Sep 27,	Oct 3,	Sep 27,
(In thousands, except per share amounts)	2015	2014	2015	2014
GAAP net loss	$(6,099)	$(6,622)	$(6,247)	$(17,483)
Share-based compensation	3,589	4,090	11,810	12,209
Restructuring	769	-	769	-
Amortization of purchased intangible assets	428	435	1,284	1,307
Non-GAAP net income (loss)	$(1,313)	$(2,097)	$7,616	$(3,967)
Earnings per share - diluted:
As reported	$(0.22)	$(0.23)	$(0.23)	$(0.62)
Add back: per share impact of Non-GAAP adjustments	$0.18	$0.16	$0.50	$0.48
Non-GAAP per share income (loss)	$(0.05)	$(0.07)	$0.27	$(0.14)

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Oct 3,	Dec 31,
(In thousands )	2015	2014*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$259,401	$269,730
Accounts receivable	30,829	44,217
Inventories, net	62,409	51,859
Prepaid expenses and other current assets	4,442	5,774
Total current assets	357,081	371,580

Equipment and leasehold improvements, net	18,526	20,926
Intangibles assets, net	12,711	13,995
Other assets	10,056	11,017

Total assets	$398,374	$417,518

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$5,120	$5,120
Accounts payable	14,366	12,086
Deferred product and service income	5,102	8,638
Other current liabilities	12,226	11,302
Total current liabilities	36,814	37,146

Other liabilities	13,646	15,252

Stockholders' equity	347,914	365,120

Total liabilities and stockholders' equity	$398,374	$417,518

* The balance sheet as of December 31, 2014 has been derived from the audited financial statements as of that date.

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com